ASSIGNMENT AND ASSUMPTION OF EMPLOYMENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is between Wild Oats Markets, Inc. (the "Assignor") and Sparky, Inc. ("Assignee").

RECITALS

A. Wild Oats Markets, Inc. entered into an Employment Agreement (the "Employment Agreement") with Stephen A. Kaczynski (the "Employee") dated April 24, 2001;

B. The Employment Agreement provides for the Employee to serve as Senior Vice President of Merchandising and to perform such customary functions of this position;

C. Sparky, Inc., is a wholly owned subsidiary of Assignor that handles the purchasing for Assignor;

D. The Assignor wishes to assign its interest in the Employment Agreement to the Assignee;

NOW THEREFORE, effective June 29, 2002, in consideration of the continuing services of Employee as a corporate officer for Assignor and certain other good and valuable consideration paid to Wild Oats Markets, Inc., the receipt and sufficiency of which are hereby acknowledged, Assignor grants, transfers, assigns and conveys unto Assignee its entire right, title and interest in and to the Employment Agreement, and Assignee agrees to assume the obligations of Assignor thereunder.

WILD OATS MARKETS, INC	SPARKY, INC.

By: /s/Freya Brier, V.P., Legal	By: /s/ Karen Novotny, Secretary

ACKNOWLEDGMENT AND CONSENT OF EMPLOYEE

Employee hereby acknowledges and consents to the assignment of Assignor's interest in the Employment Agreement to Assignee, effective June 29, 2002.

STEPHEN A. KACZYNSKI

By: /s/ Stephen A. Kaczynski